UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 780, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Asset Purchase Agreement

On April 20, 2016, and effective April 1, 2016, Lucas Energy, Inc. (the “Company”, “we” or “us”), entered into a First Amendment to Asset Purchase Agreement (the “First Amendment”), with twenty-one separate sellers and two other parties who became sellers as a result of the First Amendment (collectively, the “Sellers”) and Segundo Resources, LLC, as a Seller and as a representative of the Sellers named therein (the “Representative”), amending that certain Asset Purchase Agreement discussed and described in greater detail in our Form 8-K Current Report filed with the Securities and Exchange Commission (“SEC”) on December 30, 2015 (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement we agreed to acquire certain assets from the Sellers in consideration for $31.35 million of commercial bank debt; 552,000 shares of a to-be-designated form of redeemable convertible preferred stock (convertible into 3,941,280 shares of common stock); 13,009,664 shares of common stock; and $4,975,000 in cash, the closing of which transaction is subject to various closing conditions and anticipated to close, subject to the satisfaction of such closing conditions, during the first quarter of fiscal 2017 (the “Asset Purchase”).

Pursuant to the First Amendment, the parties amended the terms of the Asset Purchase Agreement to among other things: (a) make the effective date of the Asset Purchase April 1, 2016 (including the date that the Company will be due consideration for the production of hydrocarbons in connection with the assets to be acquired); (b) remove the requirement that we register the primary issuance of the shares of common stock and preferred stock issuable to the Sellers pursuant to the Asset Purchase Agreement prior to the closing of the Asset Purchase (the “Closing”); (c) provide for the issuance of restricted shares of common and preferred stock to the Sellers at Closing; (d) include representations of the Sellers sufficient to enable us to confirm that an exemption from registration exists for the issuance of the common stock and preferred stock due to be issued at Closing; (e) require us to register the resale of the common stock shares issuable at Closing, after Closing (we are required to file the registration statement registering such shares no later than 30 days after Closing and obtain effectiveness thereof no later than 90 days after closing (135 days in the event the SEC reviews such registration statement)); (f) adjust the number of shares of common and preferred stock we were allowed to have outstanding immediately prior to Closing; (g) provide for the anticipated issuance of additional shares of common stock in connection with the debt assumption contemplated at the Closing; (h) adjust the required timing for our appointment of three director nominees to be nominated by the Sellers at the Closing to 10 days after the Closing date; (i) require us to indemnify the Sellers against losses caused by misstatements in the registration statement unless such losses are caused by information supplied by the Sellers, in which case the Sellers providing such information are required to indemnify us against such losses; (j) confirm that certain recent transactions undertaken by the Company relating to the sale of securities (as previously disclosed by the Company in its recent Current Reports on Form 8-K), are approved by the Sellers and that such transactions did not cause any breaches of the terms of the Asset Purchase Agreement; (k) allow for certain additional issuances of common stock from time to time pursuant to the terms of convertible securities sold by the Company prior to Closing; (l) allow the Sellers to sell certain property in Glasscock County, Texas prior to Closing, subject to the pre-approval of such sale by the Company, and subject to such sale proceeds being placed in escrow until the earlier of Closing (and thereafter released to the Company) or as mutually agreed by the Company and the Seller Representative; and (m) remove certain closing conditions which have already been completed to date from the conditions to Closing described in the Asset Purchase Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Effective on April 19, 2016, the holder of our Series A Convertible Preferred Stock, agreed to convert all 500 shares of our outstanding Series A Convertible Preferred Stock into 20,000 shares of our common stock (a conversion ratio of 40:1 as provided in the original designation of the Series A Convertible Preferred Stock adjusted for the Company’s 1:25 reverse stock split effective on July 25, 2015), which conversion was completed on April 25, 2016. We agreed to pay the holder $20,000 in connection with and effective upon such conversion in order to comply with the terms of the Asset Purchase Agreement that no shares of Series A Convertible Preferred Stock are outstanding at the closing. We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for such conversion and issuance, as the security was exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On April 21, 2016, Rockwell Capital Partners, Inc., who was previously assigned $300,000 of convertible promissory notes by Silver Star Oil Company (“Silver Star”) on February 2, 2016, converted $159,780 of the principal and interest due on such convertible notes into shares of our common stock at a conversion price of $1.50 per share, for an aggregate of 106,520 shares. The convertible promissory notes were originally acquired by Silver Star pursuant to that certain August 30, 2015, Non-Revolving Line of Credit Agreement, and such convertible promissory notes are due and payable on October 1, 2016, accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that any conversion is subject to us first receiving approval for the issuance of shares of our common stock under the convertible promissory notes and line of credit under applicable NYSE MKT rules and regulations (“NYSE Approval”)(provided that we have received NYSE MKT approval for conversion of a portion of such notes equal to 243,853 shares), and to the extent such conversion(s) (together with certain other shares aggregated therewith in the determination of the NYSE MKT) would exceed 19.9% of our total shares of outstanding common stock on the date of our entry into the line of credit (totaling 243,853 shares of common stock, of which the total amount of such shares have been issued as of April 21, 2016), stockholder approval for such issuances. We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act, as the security was exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated December 30, 2015+ (incorporated by reference to Exhibit 2.1 of the Form 8-K filed by the Company with the SEC on December 31, 2015)

2.2*	First Amendment to Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated April 20, 2016 and effective April 1, 2016

3.1*	Form of Amended and Restated Certificate of Designation of Lucas Energy, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Redeemable Convertible Preferred Stock (1)

* Filed herewith.

 + Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

______________________

(1) Included as Exhibit D to Exhibit 2.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: April 25, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated December 30, 2015+ (incorporated by reference to Exhibit 2.1 of the Form 8-K filed by the Company with the SEC on December 31, 2015)

2.2*	First Amendment to Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated April 20, 2016 and effective April 1, 2016

3.1*	Form of Amended and Restated Certificate of Designation of Lucas Energy, Inc. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Redeemable Convertible Preferred Stock (1)

* Filed herewith.

 + Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

______________________

(1) Included as Exhibit D to Exhibit 2.2.